As filed with the Securities and Exchange Commission on January 4, 2016

Registration No. 333-85544

Registration No. 333-67936

Registration No. 333-67934

Registration No. 333-105908

Registration No. 333-68018

Registration No. 333-105909

Registration No. 333-161248

Registration No. 333-189692

Registration No. 333-133009

Registration No. 333-145112

Registration No. 333-152888

Registration No. 333-176947

Registration No. 333-189695

Registration No. 333-148261

Registration No. 333-179802

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-85544

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-67936

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-67934

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-105908

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-68018

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-105909

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-161248

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-189692

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-133009

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-145112

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-152888

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-176947

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-189695

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-148261

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-179802

UNDER

THE SECURITIES ACT OF 1933

ARRIS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	58-2588724
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

3871 Lakefield Drive Suwanee, Georgia	30024
(Address of principal executive offices)	(Zip Code)

ANTEC Corporation Directors Stock Option Plan (1993);

ANTEC Corporation Amended and Restated 1993 Employee Stock Incentive Plan;

ANTEC Corporation 1997 Stock Incentive Plan;

ANTEC Corporation 2000 Mid-Level Stock Option Plan;

ANTEC Corporation 2000 Stock Incentive Plan;

TSX Corporation 1993 Amended and Restated Directors Stock Option Plan;

TSX Corporation 1994 W. H. Lambert Stock Option Agreement;

TSX Corporation 1996 Second Amended and Restated Long-Term Incentive Compensation Plan;

Broadband Parent Corporation Employee Stock Purchase Plan (2001);

Broadband Parent Corporation 2001 Stock Incentive Plan;

ARRIS Group, Inc. 2002 Stock Incentive Plan;

ARRIS Group, Inc. Employee Savings Plan (2001);

ARRIS Group, Inc. Employee Stock Purchase Plan (2003);

ARRIS Group, Inc. 2004 Stock Incentive Plan;

ARRIS Group, Inc. 2007 Stock Incentive Plan;

ARRIS Group, Inc. 2008 Stock Incentive Plan;

ARRIS Group, Inc. 2011 Stock Incentive Plan;

C-COR Incorporated Amended and Restated Incentive Plan (2007);

BigBand Networks, Inc. 2007 Equity Incentive Plan

(Full titles of the Plans)

Patrick W. Macken

ARRIS Group, Inc.

3871 Lakefield Drive

Suwanee, Georgia 30024

(678) 473-2000

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

W. Brinkley Dickerson, Jr.

Troutman Sanders LLP

600 Peachtree Street, N.E., Suite 5200

(404) 885-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

DEREGISTRATION OF COMMON STOCK

ARRIS Group, Inc. (“ARRIS”) is filing this Post-Effective Amendment to each of the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) to deregister any and all securities that remain unsold under such Registration Statements:

•	Registration Statement No. 333-85544, filed with the Securities and Exchange Commission (the “Commission”) on April 4, 2002, as amended by Post-Effective Amendment No. 1, which was filed with the Commission on April 16, 2004, registering the offer and sale of ARRIS’ common stock, par value $0.01 (“Common Stock”), issuable pursuant to the ANTEC Corporation Directors Stock Option Plan (1993), the ANTEC Corporation Amended and Restated 1993 Employee Stock Incentive Plan, the ANTEC Corporation 1997 Stock Incentive Plan, the ANTEC Corporation 2000 Mid-Level Stock Option Plan, the ANTEC Corporation 2000 Stock Incentive Plan, the TSX Corporation 1993 Amended and Restated Directors Stock Option Plan, the TSX Corporation 1994 W. H. Lambert Stock Option Agreement, and the TSX Corporation 1996 Second Amended and Restated Long-Term Incentive Compensation Plan;

•	Registration Statement No. 333-67936, filed with the Commission on August 20, 2001, as amended by Post-Effective Amendment No. 1, which was filed with the Commission on April 16, 2013, registering the offer and sale of Common Stock issuable pursuant to the Broadband Parent Corporation Employee Stock Purchase Plan;

•	Registration Statement No. 333-67934, filed with the Commission on August 20, 2001, as amended by Post-Effective Amendment No. 1, which was filed with the Commission on April 16, 2013, registering the offer and sale of Common Stock issuable pursuant to the Broadband Parent Corporation 2001 Stock Incentive Plan (which has been assumed by New ARRIS (as defined below));

•	Registration Statement No. 333-105908, filed with the Commission on June 6, 2003, registering the offer and sale of Common Stock issuable pursuant to the ARRIS Group, Inc. 2002 Stock Incentive Plan;

•	Registration Statement No. 333-68018, filed with the Commission on August 21, 2001, as amended by Post-Effective Amendment No. 1, which was filed with the Commission on April 16, 2013, registering the offer and sale of Common Stock issuable pursuant to the ARRIS Group, Inc. Employee Savings Plan;

•	Registration Statement No. 333-105909, filed with the Commission on June 6, 2003, as amended by Post-Effective Amendment No. 1, which was filed with the Commission on April 16, 2013, registering the offer and sale of Common Stock issuable pursuant to the ARRIS Group, Inc. Employee Stock Purchase Plan (which has been assumed by New ARRIS and renamed the ARRIS International plc Amended and Restated Employee Stock Purchase Plan);

•	Registration Statement No. 333-161248, filed with the Commission on August 11, 2009, as amended by Post-Effective Amendment No. 1, which was filed with the Commission on April 16, 2013, registering the offer and sale of Common Stock issuable pursuant to the ARRIS Group, Inc. Employee Stock Purchase Plan (which has been assumed by New ARRIS and renamed the ARRIS International plc Amended and Restated Employee Stock Purchase Plan);

•	Registration Statement No. 333-189692, filed with the Commission on June 28, 2013, registering the offer and sale of Common Stock issuable pursuant to the ARRIS Group, Inc. Employee Stock Purchase Plan (which has been assumed by New ARRIS and renamed the ARRIS International plc Amended and Restated Employee Stock Purchase Plan);

•	Registration Statement No. 333-133009, filed with the Commission on April 5, 2006, as amended by Post-Effective Amendment No. 1, which was filed with the Commission on April 16, 2013, registering the offer and sale of Common Stock issuable pursuant to the ARRIS Group, Inc. 2004 Stock Incentive Plan (which has been assumed by New ARRIS);

•	Registration Statement No. 333-145112, filed with the Commission on August 3, 2007, as amended by Post-Effective Amendment No. 1, which was filed with the Commission on April 16, 2013, registering the offer and sale of Common Stock issuable pursuant to the ARRIS Group, Inc. 2007 Stock Incentive Plan (which has been assumed by New ARRIS);

•	Registration Statement No. 333-152888, filed with the Commission on August 8, 2008, as amended by Post-Effective Amendment No. 1, which was filed with the Commission on April 16, 2013, registering the offer and sale of Common Stock issuable pursuant to the ARRIS Group, Inc. 2008 Stock Incentive Plan (which has been assumed by New ARRIS);

•	Registration Statement No. 333-176947, filed with the Commission on September 21, 2011, as amended by Post-Effective Amendment No. 1, which was filed with the Commission on April 16, 2013, registering the offer and sale of Common Stock issuable pursuant to the ARRIS Group, Inc. 2011 Stock Incentive Plan (which has been assumed by New ARRIS and renamed the ARRIS International plc 2011 Stock Incentive Plan);

•	Registration Statement No. 333-189695, filed with the Commission on June 28, 2013, registering the offer and sale of Common Stock issuable pursuant to the ARRIS Group, Inc. 2011 Stock Incentive Plan (which has been assumed by New ARRIS and renamed the ARRIS International plc 2011 Stock Incentive Plan);

•	Registration Statement No. 333-148261, filed with the Commission on December 21, 2007, as amended by Post-Effective Amendment No. 1, which was filed with the Commission on April 16, 2013, registering the offer and sale of Common Stock issuable pursuant to the C-COR Incorporated Amended and Restated Incentive Plan; and

•	Registration Statement No. 333-179802, filed with the Commission on February 29, 2012, as amended by Post-Effective Amendment No. 1, which was filed with the Commission on April 16, 2013, registering the offer and sale of Common Stock issuable pursuant to the BigBand Networks, Inc. 2007 Equity Incentive Plan (which has been assumed by New ARRIS).

Under the terms of a recommended combination of ARRIS Group, Inc., a Delaware corporation (“ARRIS”) with Pace plc (“Pace”), (i) ARRIS International plc, a public limited company incorporated under the laws of England and Wales (the “New ARRIS”), acquired all of the outstanding shares of Pace by means of a court-sanctioned scheme of arrangement under English law (the “Scheme”); and (ii) pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”), entered into on April 22, 2015, by and among ARRIS, New ARRIS, Archie U.S. Holdings LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“ARRIS Holdings”), and Archie U.S. Merger LLC, a Delaware limited liability company and wholly-owned subsidiary of ARRIS Holdings (“Merger Sub”), Merger Sub merged with and into ARRIS, with ARRIS as the surviving corporation (the “Merger” and, together with the Scheme, the “Combination”). The Scheme became effective on January 4, 2016 following the delivery of a Court order sanctioning the Scheme to Companies House in the UK. The Merger became effective on January 4, 2016 following the filing of a Certificate of Merger with the Secretary of State of the State of Delaware. As a result of the Combination, ARRIS became an indirect wholly-owned subsidiary of New ARRIS and Pace became a direct wholly owned subsidiary of New ARRIS.

As a result of the Combination, ARRIS has terminated any and all offerings of its securities pursuant to the Registration Statements. In accordance with an undertaking made by ARRIS in Part II of the Registration Statements to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance but remain unsold at the termination of the offering, ARRIS hereby removes from registration any and all securities of ARRIS registered but unsold under the Registration Statements as of the Effective Time.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 or Post-Effective Amendment No. 2, as applicable, to each of the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Suwanee, state of Georgia, on January 4, 2016.

ARRIS GROUP, INC.

By:	/s/ Lawrence A. Margolis
Name:	Lawrence A. Margolis
Title:	Executive Vice President, Corporate Strategy and Administration

Note: No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.